UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT INSTITUTIONAL INCOME FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Issues you care about are up for a vote.

Make your voice heard.

Dear Shareholder,

We recently sent you proxy materials concerning an important proposal regarding your investment. The annual shareholder meeting is scheduled for May 23, 2025, for Eagle Point Institutional Income Fund.

You are receiving this letter because you held shares on the record date, and we have not received your vote. Your vote is critical to the process, it’s fast and easy using the methods outlined below.

If you have questions or need assistance, call 1-844-201-2721 and a proxy specialist will help you.

VOTE ONLINE	Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	VOTE BY PHONE	Without a proxy card Call 1-844-201-2721 (Weekdays 9am to 10pm ET) With a proxy card Call the number located on your ballot (with a touch-tone phone to vote using an automated system).

VOTE WITH QR CODE	With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.	VOTE BY MAIL	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment—and thank you for voting.

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.